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                                                                   EXHIBIT 10.18

                           CHANGE OF CONTROL AGREEMENT

      CHANGE OF CONTROL AGREEMENT ("Agreement") by and between AMTROL INC., a Rhode Island corporation ("AMTROL"), AMTROL Holdings Inc. ("Holdings", and together with AMTROL, the "Company"), and Albert D. Indelicato (the "Executive"), dated as of the 29th day of October, 2004.

      The Boards of Directors of AMTROL and Holdings (the "Boards") have determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued service and dedication of the Executive. In addition, the Boards believe it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with arrangements currently and upon a Change of Control which ensure that the compensation expectations of the Executive will be satisfied and which are competitive with those of other corporations. The Board of Directors also believes that the autonomy, authority and responsibility possessed by the Executive is a significant attribute of his employment and a Change of Control would be likely to significantly diminish the attractiveness to Executive of employment by the Company, and has determined to allow Executive to chose whether to continue in the employ of the Company upon a Change of Control. Therefore, in order to accomplish these objectives, the Boards have caused the Company to enter into this Agreement.

      NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

      1. In the event either (i) Executive's employment with the Company is terminated without Cause (as defined below) or (ii) in the event of a Change of Control (as defined below), AMTROL will pay Executive either (a) in a single aggregate lump sum amount or (b) in thirty six (36) equal monthly installments an aggregate amount, equal to the Executive's then current annual base salary for a period of thirty six (36) months, subject to withholdings required by law and other applicable deductions (the aggregate amount hereinafter referred to as the "Benefit Amount"). Additionally, Executive will be entitled to accelerated payment of any amounts earned pursuant to the Management Incentive Compensation Plan as described in the summary to such plan as of the date of termination of employment or Change of Control. Executive will be entitled to the above payments regardless of whether or not his employment with the Company continues subsequent to a Change of Control and such payment will be in addition to any other compensation and benefits to which the Executive is entitled as a result of his continued employment. It is understood and agreed that provided the above conditions are met, the Executive shall only be entitled to collect the Benefit Amount once pursuant to this Agreement.

      For the purpose of this Agreement, a "Change of Control" shall mean:

            (i) There shall have occurred a change in control which the Company would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or if such

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      regulation is no longer in effect, any regulations promulgated by the
      Securities and Exchange Commission pursuant to the Exchange Act which are intended to serve similar purposes;

            (ii) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

            (iii) Individuals who, as of January 1, 2004, constitute the Boards (the "Incumbent Boards") cease for any reason to constitute at least a majority of the Boards, provided that any individual becoming a director subsequent to January 1, 2004 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Boards shall be considered as though such individual were a member of the Incumbent Boards; or

            (iv) Approval by the stockholders of the Company of (x) a complete liquidation or dissolution of the Company, (y) the sale or other disposition of all or a material portion of the assets of the Company, or
      (z) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; provided, however, "reorganization" for the purposes of this subsection 1(iv)(z)

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      shall not include any voluntary or involuntary bankruptcy or insolvency filing by or against the Company.

      For purposes of this Agreement, "Cause" means:

            (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company,

            (ii) repeated violations by the Executive of the Executive's obligations of employment which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or

            (iii) the conviction of the Executive of a felony or a crime involving moral turpitude.

      2. In the event the Executive's employment is terminated at any time for any reason, the Company agrees to provide Director's and Officer's liability insurance for Executive for an appropriate tail period and to indemnify Executive for any claims made against Executive as a result of his employment with the Company.

      3. Nothing in this Change of Control Agreement alters the "at-will" nature of Executive's Employment with the Company.

      4. The salary continuation payments discussed above are in lieu of any other severance or salary continuation payments to which Executive may have been entitled pursuant to Executive's offer letter dated June 24, 1998 and/or Company policy or practice.

      5. Executive is not entitled to any salary continuation payments pursuant to this Severance Agreement in the event Executive resigns his employment with the Company prior to a Change of Control.

      IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from their Boards of Directors, AMTROL and Holdings have caused these presents to be executed in their name on their behalf, all as of the day and year first above written.

AMTROL INC.                                          AMTROL Holdings Inc.

By: /s/ Larry T. Guillemette                        By: /s/ David P. Spalding
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        Larry T. Guillemette                                David P. Spalding

EXECUTIVE

    /s/ Albert D. Indelicato
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        Albert D. Indelicato